EXHIBIT 10(e) - RESOLUTION ADOPTED BY THE BOARD OF DIRECTORS OF
    MONARCH AVALON, INC. ON APRIL 21, 1997




    RESOLVED: That A. Eric Dott hereby is granted an option to purchase 80,000 shares of the Company's Common Stock, $.25 par value for $2.00 a share. Such option shall be exercisable in whole or in part by written notice to the Company, and such Option shall expire, to the extent unexercised, on September 30, 1997.